4801 Main Street, Suite 1000 Kansas City, MO 64112 Main: 816.983.8000 Fax: 816.983.8080	Exhibit 5.2

April 22, 2020

Kansas City Southern

The Kansas City Southern Railway Company

427 West 12th Street

Kansas City, Missouri 64105

Re:         Kansas City Southern – $550,000,000 3.500% Senior Notes due 2050

Ladies and Gentlemen:

We have acted as special counsel in the state of Missouri (“Missouri”) and the state of Illinois (“Illinois”) for The Kansas City Southern Railway Company, a Missouri corporation (the “Company”), Southern Development Company, a Missouri corporation (“Southern”), and Gateway Eastern Railway Company, an Illinois corporation (“Gateway”, together with the Company and Southern, the “Clients”) in connection with (i) the issuance and sale (the “Offering”) by Kansas City Southern, a Delaware corporation (“KCS”) of $550,000,000 in the aggregate principal amount of 3.500% Senior Notes due 2050 (the “Notes”), by means of a prospectus supplement dated April 20, 2020 (the “Prospectus Supplement”), which supplements the prospectus dated November 13, 2017 (such prospectus, collectively with the Prospectus Supplement, the “Prospectus”) contained in the registration statement on Form S-3, Registration No. 333-221537 (the “Registration Statement”), filed by KCS with the Securities and Exchange Commission (“SEC”), and (ii) the guarantees of the Notes by the Company, Southern, Gateway and certain other subsidiaries of KCS (the “Guarantees”). Capitalized terms not defined herein shall have the meaning given them in the Prospectus or in the Registration Statement, delivered to Husch Blackwell LLP by KCS, which provides certain representations relevant to this opinion.

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

In our capacity as special counsel to the Clients in Missouri and Illinois, and for purposes of rendering this opinion, we have examined and relied upon the following (the “Reviewed Documents”), with your consent:

(i)	the articles of incorporation, and all amendments thereto, of each Client (the “Articles”);

Kansas City Southern

April 22, 2020

(ii)	the bylaws, and all amendments thereto, of each Client (the “Bylaws”);

(iii)

(A) the good standing certificates with respect to each of the Company and Southern, issued by the Secretary of State of Missouri on April 20, 2020 and (B) the good standing certificate with respect to Gateway, issued by the Secretary of State of Illinois on April 20, 2020 (each a “Good Standing Certificate” and, collectively, the “Good Standing Certificates”);

(iv)

that certain Underwriting Agreement dated April 20, 2020 by and among KCS, the guarantors party thereto and BofA Securities, Inc., J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC, as representatives of the several underwriters named therein (the “Underwriting Agreement”);

(v)	a copy of the form of Note, dated as of April 22, 2020, registered in the name of Cede & Co., as nominee of The Depositary Trust Company, representing the Securities;

(vi)

(A) the unanimous written consents of the board of directors of the Company dated November 13, 2017 and March 9, 2020, (B) the unanimous written consents of the board of directors of Southern dated November 13, 2017 and March 9, 2020, (C) the unanimous written consents of the board of directors of Gateway dated November 13, 2017 and March 9, 2020, each pertaining to the Registration Statement and the Offering, respectively;

(vii)	the Registration Statement;

(viii)	the Prospectus; and

(ix)

a copy of the Indenture dated as of December 9, 2015 (the “Base Indenture”) by and among KCS, the guarantors party thereto and U.S. Bank National Association, as trustee (the “Trustee”), as supplemented by the Eleventh Supplemental Indenture dated as of April 22, 2020 (the “Eleventh Supplemental Indenture”, and together with the Base Indenture, the “Indenture”) by and among KCS, the guarantors party thereto and the Trustee, relating to the Notes.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of KCS, and such agreements and certificates of public officials, certificates of officers or other representatives of KCS and others and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

Husch Blackwell LLP

Kansas City Southern

April 22, 2020

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified, conformed or photostatic copies, and the authenticity of the originals of such latter documents, that the form and content of all documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such documents as executed and delivered, and the enforceability of all documents submitted to us. We have assumed that there has been no oral or written modification or amendment of any of the documents we have reviewed (other than the amendment of the Indenture by the Eleventh Supplemental Indenture), and there has been no waiver of any provision of any of such documents, by action or omission of the parties or otherwise. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of each Client and certificates of public officials, without independent verification of their accuracy.

We have also assumed:

i.	each Client is operated, and will continue to be operated, in the manner described in the Reviewed Documents;

ii.	all statements of fact contained in the Reviewed Documents are true and complete in all material respects; and

iii.

any statement made in any of the Reviewed Documents referred to herein “to the knowledge of” or “to the best of the knowledge of” any person or party or similarly qualified is correct without such qualification.

Our opinions set forth herein are limited to the General and Business Corporations Law of the State of Missouri (the “MGBCL”) and the Business Corporation Act of 1983 of the State of Illinois (the “IBCA”). We do not express any opinion with respect to the laws of any jurisdiction other than the MGBCL and the IBCA or as to the effect of any laws of any jurisdiction other than the MGBCL and the IBCA on the opinions herein stated.

Based upon and subject to the foregoing and to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

1.

Each of the Company and Southern is a corporation incorporated, validly existing and in good standing under the laws of Missouri. Gateway is a corporation incorporated, validly existing and in good standing under the laws of Illinois.

2.

Each Client has all necessary corporate power and authority to execute, deliver and perform its obligations under the Notes and the Guarantees to which it is a party and to incur the obligations thereunder.

Husch Blackwell LLP

Kansas City Southern

April 22, 2020

3.	The Indenture has been duly authorized, executed and, so far as known to us, delivered by each Client.

4.	The Guarantees have been duly authorized, executed, and so far as known to us, delivered by each Client.

Our opinion is subject to: (i) the invalidity under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy; and (ii) we express no opinion as to (a) any provision for liquidated damages, default interest, late charges, monetary penalties, make-whole premiums or other economic remedies to the extent such provisions are deemed to constitute a penalty, (b) consents to, or restrictions upon, governing law, jurisdiction, venue, arbitration, remedies or judicial relief, (c) waivers of rights or defenses, (d) any provision requiring the payment of attorneys’ fees, where such payment is contrary to law or public policy, (e) any provision permitting, upon acceleration of any Note, collection of that portion of the stated principal amount thereof which might be determined to constitute unearned interest thereon, (f) the creation, validity, attachment, perfection, or priority of any lien or security interest, (g) advance waivers of claims, defenses, rights granted by law, or notice, opportunity for hearing, evidentiary requirements, statutes of limitation, trial by jury or at law, or other procedural rights, (h) waivers of broadly or vaguely stated rights, (i) provisions for exclusivity, election or cumulation of rights or remedies, (j) provisions authorizing or validating conclusive or discretionary determinations, (k) grants of setoff rights, (l) proxies, powers and trusts, (m) provisions prohibiting, restricting, or requiring consent to assignment or transfer of any right or property, (n) any provision to the extent it requires that a claim with respect to a security denominated in other than U.S. dollars (or a judgment in respect of such a claim) be converted into U.S. dollars at a rate of exchange at a particular date, to the extent applicable law otherwise provides, and (o) the severability, if invalid, of provisions to the foregoing effect.

We hereby consent to the filing of this opinion as an exhibit to a Current Report on Form 8-K and to the reference to Husch Blackwell LLP under the caption “Legal Matters” in the Prospectus. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder, nor do we thereby admit that we are experts with respect to any part of the Registration Statement or the Prospectus within the meaning of the term “experts” as used in the Securities Act or the rules and regulations of the SEC promulgated thereunder. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Husch Blackwell LLP

Kansas City Southern

April 22, 2020

Very truly yours,

/s/ Husch Blackwell LLP

Husch Blackwell LLP

Husch Blackwell LLP